AMENDED AND RESTATED
                           STOCK ACQUISITION AGREEMENT

This Amended and Restated Stock Acquisition Agreement ("Agreement") is made and entered effective as of the 19th day of February 2004 by and between Airtrax, Inc., a New Jersey corporation, whose address is 200 Freeway Drive, Unit One, Blackwood, New Jersey 08012 USA (the "Purchaser"); and Fil Filipov (the "Seller") an individual, using the address: 5001 North King Highway, Suite 206 Myrtle Beach, South Carolina 29577 USA in reference to the sale of stock of FiLCO GmbH., a German corporation, whose address is 19-23 Rheinstrasse, 45478 Mulheim a/d/ Ruhr, Germany.

                              * W I T N E S E T H *

WHEREAS, Filipov owns 100% of the shares of FiLCO Gmbh. FiLCO GmbH, is file number HRB 16356 at the local court of Duisburg.

WHEREAS, Airtrax desires to acquire from Filipov, and Filipov desires to sell to Airtrax, 75.1% of FiLCO GmbH, subject to the terms and conditions set forth herein, and

NOW THEREFORE, in consideration of the mutual covenants, terms and conditions contained herein, the parties do hereby covenant, warrant and agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

As used in this Agreement, the following terms will have the meanings set forth below:

"Action" means any action, suit, claim, complaint, demands, injunction, hearing, investigation, arbitration or other proceeding, audits, arbitrations, grievances, judicial proceedings, administrative proceedings, and tax consents by or before any Governmental Authority.

"Assets shall mean all of the assets of FiLCO GmbH as of the date of this Agreement, including without limitation; all goodwill, leasehold rights to plants and real property, intellectual property, patents and similar rights; licenses; technical drawings; technical documentation; machine assembly instructions; all factory machines and equipment; computer hardware, software, integrated systems, and organizations; production systems; financial systems; administrative fixtures and equipment; which shall include but not be limited to all assets of every kind and nature acquired FiLCO GmbH from Clark.

"Business" shall mean the business currently engaged in by FiLCO GmbH.

"Charter  Documents"  shall mean with respect to any Person,  that  Person's (i)
articles of incorporation or organization, certificate of incorporation, certificate of formation or equivalent organizational documents, (ii) bylaws, partnership agreement, operating agreement, limited liability company agreement or equivalent document of a company or corporation, and (iii) all shareholder and board of director resolutions, including all amendments or alterations thereto.

"Clark" shall mean Clark Material Handling GmbH., including the bankruptcy or insolvency estate of Clark Material Handling GmbH.

"Capital Stock" means shares of capital stock of FiLCO GmbH.

"Capital Stock Equivalents" means, without duplication with any Capital Stock or Capital Stock Equivalents, any rights, warrants, options, convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable, directly or indirectly, into Capital Stock of FiLCO GmbH and any other securities convertible or exchangeable into Capital Stock of FiLCO GmbH, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

"Holder" means any holder or owner of Capital Stock of FiLCO GmbH, including Purchaser.

"Lease" shall mean that lease beginning August 1, 2003 and ending 18 months later on January 31, 2005 by and between FiLCO GmbH and Lawyer Dr. Sebastian Henneke acting as liquidator of the estate of Clark Material Handling GmbH which relates to the plant and real property located at the address of FiLCO GmbH as stated in the preamble above and attached hereto. (EXHIBIT 1)

"Leased Property" shall mean the property demised under the Lease, together with all buildings, improvements and fixtures (other than such fixtures which are leased) located thereon, and all of FiLCO's right, title and interest in and to all hereditaments and rights appurtenant thereto as set forth in the Lease.

"Lien" means any mortgage, deed of trust, pledge, hypothecation, encumbrance, security interest, claims, charges, encumbrances of any kind or nature, or other lien of any kind.

"Person" shall mean any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.

"Purchaser" shall have the meaning specified in the preamble hereto.

"Securities" means the Capital Stock, the Capital Stock Equivalents, and any other securities of FiLCO GmbH.

"Seller" shall have the meaning specified in the preamble hereto.

"Seller Shares" shall have the meaning set forth in Section 2.01

                                   ARTICLE II
                          PURCHASE OF FILCO GMBH SHARES

Section 2.01. Purchase of Seller Shares. Subject to the terms and conditions herein, including Section 2.02 below, at Closing, Airtrax hereby agrees to purchase and Filipov hereby agrees to sell seventy five point one percent (75.1%) of FiLCO GmbH. A notarized document will be issued from a German notary for the sale to be completed.

Section 2.02. Consideration by Airtrax. At Closing, Airtrax will pay to Filipov the sum of (i) 12,750 Euro (Twelve Thousand Seven Hundred and Fifty Euros) for 75.1% of the FiLCO GmbH shares, and (ii) the balance remaining after deducting the 12,750 Euros from the $1.5 million (U.S. Dollars) (minus brokerage commissions due to First Montauk Security Corp.) will be disbursed to FiLCO GmbH as a shareholder loan from Airtrax - (A) $100,000 (U.S. Dollars) immediately upon closing of the offering by and between Airtrax and First Montauk; (B) an additional $200,000 (U.S. Dollars) payable on March 2, 2004; (C) $300,000 (U.S. Dollars) will be paid by March 15, 2004; and (D) $300,000 (U.S. Dollars) will be paid by May 2, 2004, with any balance thereafter due by June 2, 2004 - which will be allocated and recorded at a later date as capital of FiLCO GmbH. Filipov currently has a shareholder loan to FiLCO GmbH. in the amount of 1,266,177.84 Euros. Said Filipov shareholder loan in an amount equivalent to the Airtrax loan, will be converted to capital in FiLCO GmbH as well as the loan from Airtrax.

If further capitalization of FiLCO GmbH becomes necessary, Airtrax agrees to advance funds for this, as a loan. The purpose thereof is that Filipov's percentage of ownership in FiLCO GmbH. All such loans will be payable to Airtrax from dividends earned by Filipov from FiLCO GmbH. Said loans will be collateralized and guaranteed by Filipov's shares or ownership in FiLCO GmbH. This section terminates in three years from the date of acceptance of this agreement, however, all and any loans or guarantees in place at that time shall remain in full force and effect until properly disposed.

Section 2.03. Board Seat for Purchaser Designee. At all times while Airtrax is the owner of 75.1% of FiLCO GmbH, an Airtrax designee will be a member of FiLCO GmbH Management Board.

Section 2.04. United States Dollars. Unless the context indicates otherwise, all dollar amounts stated herein or in the exhibits attached to this agreement shall mean United States Dollars.

                                   ARTICLE III
                             PURCHASER COMMON STOCK;
                             AND RELATED AGREEMENTS


Section 3.01. Airtrax Stock Options. Subject to the other terms and conditions Airtrax will issue to Filipov or any Filipov designee options at $0.01 per share, for 900,000 shares of common stock of Airtrax (the "Airtrax Shares") representing 10.422 % of the issued and outstanding shares of Airtrax as of December 31, 2003. Airtrax will include the stock options issued to the Seller in an SB2 registration providing for the resale of said stock options in conformance with rules and regulations promulgated by the Securities and Exchange Commission. The common stock options issued above, will be included/piggy backed with the SB2 registration that is stated in the PPM dated January 13, 2004 which is placed with First Montauk Securities Corp. The common stock options will be issued concurrent with the funding of the agreement between the parties. No more that twelve and one/half percent (12,5%) of the options may be exercised during any 12 month period. This restriction may be altered only with Board approval. If Filipov or his designated option holder does not exercise any or all of the 12.5% option in a twelve month period, then he or said designee, as the case may be, shall have the right to exercise the unexercised part of said option within the next twenty-four (24) month period. If he or said designee does not exercise said option within said additional period, such option shall lapse. In case of said lapse, the unexercised part of said option shall be valued, if such is necessary, at the average price of Airtrax stock, as adjusted, during the last month of the additional 24 month period. The right to exercise a previously unexercised option in the additional period shall be in addition to, and not replace or reduce, the right hereunder to exercise the option to purchase the stated amount of Airtrax stock in a twelve month period


Section 3.02. Filipov will continue with an active involvement of FiLCO GmbH for no less than 3 years or as otherwise agreed with the Purchaser.

Section 3.03. Board Seat for Seller: Filipov shall be appointed a member of the Board of Directors of Airtrax for a two year term and will be issued 100,000 shares as Stock Options valued at 0.01 for said services. These stock options will be subject to the same SB2 registration as noted in 3.01 above.

Airtrax will provide appropriate Director's personal insurance coverage and will hold Filipov harmless and whole for any lawsuits related to this transaction.

Section 3.04. Airtrax will participate with Seller with a set aside to be allocated to FiLCO GmbH management as employee benefits, 100,000 Shares of restricted stock and 100,000 stock options.


                                   ARTICLE IV
                             TRANSFER OF SECURITIES

Section 4.01. Preemptive Rights. Rights to Participate in Future Sales by Seller. At all times while Purchaser is an owner of Capital Stock of FiLCO GmbH, Seller hereby grants to Purchaser preemptive rights to purchase any shares of Capital Stock or Capital Stock Equivalents proposed to be sold by the Seller.

Section 4.02. Right of First Refusal. At all times while Purchaser is an owner of Capital Stock of FiLCO GmbH, each Holder hereby grants to the other Holder a right of first refusal to purchase any shares of Capital Stock or any Capital Stock Equivalents proposed to be sold by such Holder, as provided herein. The selling Holder must give the other Holder, no later than twenty (20) days prior to the consummation of such transaction, notice in writing of the proposed transaction. The notice shall describe the proposed transaction, identify the proposed purchaser, and contain an offer to sell to the other Holder all of the Securities proposed to be sold by the selling Holder at the same price and for the same consideration to be paid by the proposed purchaser. If non-selling Holder fails to accept such offer by written notice fifteen (15) days after its receipt of the original notice, the selling Holder may proceed with the proposed issue or sale of the offered Securities, free of any right on the part of non-selling Holder under this Section 4.02 in respect thereof.


                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                                   of Airtrax


Section 5.01. Representations And Warranties of Airtrax. As of the date hereof and as of the Closing Date, Airtrax (to the best of its knowledge after diligent inquiry) does hereby represent and warrant to Filipov as follows:

(a). Corporate Organization of Seller. Airtrax has been duly organized and is validly existing as a corporation, in good standing under the laws of its jurisdiction of organization and has the corporate power and authority. The copies of the Charter Documents of the Purchaser previously delivered by the Purchaser to Seller are true, correct, and complete.

(b). Due Authorization. Airtrax has the requisite corporate authority, as applicable, to execute and deliver this Agreement and to perform all obligations to be performed by it hereunder; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved, and no other proceeding on its part is necessary to authorize this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Purchaser, and constitutes a legally valid and binding obligation of each of them, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity. No material consent, approval or authorization of, or material designation, declaration or filing with, any Governmental Authority is required under applicable laws on the part of the Purchaser with respect to its execution or delivery of this Agreement or consummation of the transactions contemplated hereby.

(c). No Conflict. The execution and delivery of this Agreement by the Purchaser, and the consummation of the transactions contemplated hereby, does not and will not violate any provision of or result in the breach of, or terminate any material rights or accelerate any material obligations of the Purchaser under, or result in the creation of, any Lien on the assets or the business of Purchaser, other than as set forth in this Agreement, pursuant to, (i) its Charter Documents, (ii) any contract of the Purchaser, or (iii) any order, judgment, decree, law, rule or regulation of any governmental authority, except, in the case of items referenced in clauses (ii) and (iii), to the extent that the occurrence of any of the foregoing would not, either individually or in the aggregate reasonably be expected to, (x) have a material adverse effect upon same or (y) materially impair the ability of the Purchaser to perform their respective obligations under this Agreement.

(d). Investment Intent. Purchaser is acquiring the Seller Shares for investment purposes and not with a view to any resale or distribution thereof. Purchaser represents that the Seller Shares are being acquired in a transaction which is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and that it understands that the Seller Shares are restricted securities under the Act and must be held indefinitely, unless subsequently registered under the Act or unless an exemption from registration is available, including Rule 144 under the Act, and that it must, accordingly, bear the economic risk of its investment for an indefinite period of time.

(e). Capital Stock. Upon consummation of the transactions contemplated in this Agreement, Seller will acquire good and valid stock options. The Stock Options are not subject to any contract, agreement, or understanding, written or otherwise, which would adversely affect or otherwise prohibit or limit the acquisition of these Stock Options. No more that twelve and one/half percent (12,5%) of the options may be exercised during any 12 month period. This restriction may be altered only with Board approval. If Filipov or his designated option holder does not exercise any or all of the 12.5% option in a twelve month period, then he or said designee, as the case may be, shall have the right to exercise the unexercised part of said option within the next twenty-four (24) month period. If he or said designee does not exercise said option within said additional period, such option shall lapse. In case of said lapse, the unexercised part of said option shall be valued, if such is necessary, at the average price of Airtrax stock, as adjusted, during the last month of the additional 24 month period.

The right to exercise a previously unexercised option in the additional period shall be in addition to, and not replace or reduce, the right hereunder to exercise the option to purchase the stated amount of Airtrax stock in a twelve month period

                                   ARTICLE VI
                        REPRESENTATIONS AND WARRANTIES OF
                        SELLER and FiLCO GmbH Management


Section 6.01. Representations And Warranties Of Seller and FiLCO Management. As of the date hereof and as of Closing Date, Seller and Management (to the best of their knowledge after diligent inquiry), jointly and severally, do hereby represent and warrant to Purchaser as follows:

(a). Corporate Organization of FiLCO GmbH. FiLCO GmbH has been duly organized and is validly existing as a corporation, in good standing under the laws of its jurisdiction of organization and has the corporate power and authority, as applicable, to conduct the Business as it is now being conducted. The copies of the Charter Documents of FiLCO GmbH to be delivered to Purchaser are true, correct, and complete. There are no subsidiaries of FiLCO GmbH.

(b). Issued and Outstanding Stock. Filipov's Shares have been duly authorized and validly issued and constitute 100% of the total issued and outstanding shares of Capital Stock of FiLCO GmbH on a fully diluted basis, and are fully paid and non-assessable and were not issued in violation of any preemptive rights. Except for Filipov's Shares and Purchaser Shares, there are outstanding
(i) no shares of Capital Stock, or other voting securities of FiLCO GmbH; (ii) no securities of FiLCO GmbH convertible into or exchangeable for shares of capital stock, equity interests or other voting securities of FiLCO GmbH; (iii) no subscription rights, options, warrants, calls, commitments, preemptive rights or other rights of any kind to acquire from FiLCO GmbH; and no obligation of FiLCO GmbH to issue or sell, any shares of capital stock, equity interests or other voting securities or any securities of FiLCO GmbH convertible into or exchangeable for such capital stock, equity interests or voting securities, and
(iv) no equity equivalents, interests in the ownership or earnings of, or stock appreciation, phantom stock or other similar rights of or with respect to FiLCO GmbH. Upon consummation of the transactions contemplated in this Agreement, Purchaser will acquire good and valid title to the Seller Shares, free and clear of all Liens, and the Seller Shares will be fully paid and non-assessable. Filipov's Shares are not subject to any contract, agreement, or understanding, written or otherwise, which would adversely affect or otherwise prohibit or limit the acquisition of the Seller Shares by the Purchaser. If they are, the agreement(s) providing for the same are attached as Exhibit 2.

(c). Due Authorization. The Seller has the requisite authority, as applicable, to execute and deliver this Agreement and to perform all obligations to be performed by it hereunder; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by Seller and Filco Management, and no other proceeding on its part is necessary to authorize this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by, and constitutes a legally valid and binding obligation of Seller and/or FiLCO GmbH, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity. No material consent, approval or authorization of, or material designation, declaration or filing with, any Governmental Authority is required under applicable laws on the part of Seller and/or FiLCO GmbH with respect to its execution or delivery of this Agreement or consummation of the transactions contemplated hereby.

(d). No Conflict. The execution and delivery of this Agreement by the Seller and/or FiLCO GmbH and the consummation of the transactions contemplated hereby by Seller and/or FiLCO GmbH, does not and will not violate any provision of or result in the breach of, or terminate any material rights or accelerate any material obligations of the Seller and/or FiLCO GmbH under, or result in the creation of, any Lien on the Assets or the Business pursuant to, (i) the Charter Documents of FiLCO GmbH, (ii) any contract of Seller and/or FiLCO GmbH, or (iii) any order, judgment, decree, law, rule or regulation of any governmental authority, except, in the case of items referenced in clauses (ii) and (iii), to the extent that the occurrence of any of the foregoing would not, either individually or in the aggregate reasonably be expected to, (x) have a Material Adverse Effect or (y) materially impair the ability of Seller and/or FiLCO GmbH to perform its respective obligations under this Agreement.

(e). Contracts. Schedule 6.01(e) hereto ("Disclosed Contracts") is a true and correct list of all agreements, contracts, and understandings, written or oral, which FiLCO GmbH is a party, which includes those relating to the Lease, product warranties, and past, present and future employee obligations. None of the Disclosed Contracts are in material default by FiLCO GmbH or by a third party which default has not been heretofore been disclosed in writing to the purchaser, which default could reasonably be expected to have a Material Adverse Effect and all of the Disclosed Contracts are in full force and effect. True and complete copies of which have been delivered to Purchaser concurrently herewith, or a summary of which is described on Schedule 6.01(e).

(f). Title; Assets. Schedule 6.01(f) identifies all of the Assets. The Assets are owned free and clear of all Liens, excepting as otherwise stated and attached hereto this agreement. The Assets represent and constitute all of the assets and properties required and necessary to conduct the Business as they are currently being conducted, and includes all assets acquired from Clark except as sold or otherwise disposed and shown on FiLCO GmbH accounting records from May 2003 to present. Any exceptions are stated hereto and included as an addendum to this agreement.

(g). Permits; Licenses. Schedule 6.01(g) identifies all permits other material operating licenses or permits necessary to own the Assets or operate the Business in accordance with all applicable laws, rules, regulations, codes, orders, and decrees ("Permits"). No material default has occurred in the due observance or condition of any permit or license or permit.

(h). Leased Property.  With respect to Leased Property; See EXHIBIT 1)
          (i). the lease is valid, legal, binding, enforceable and in full force and effect and will continue to be legal, binding, enforceable and in full force and effect following the consummation of the transactions described herein,

          (ii) no party to the Lease is in breach, in default, or has repudiated any provision thereof, and to the best of Seller's and Management's knowledge, the Leased Property is free and clear of all Liens,

          (iii) there are no disputes, oral agreement, forbearance programs in effect as to the Lease,

          (iv) the legal description for the parcel of the Lease Property contained in the Lease describes such parcels fully and adequately, the buildings and improvements are located within boundary lines of the described parcels, are not in violation of applicable setback requirements, zoning laws, and ordinances and do not encroach upon any easement which may burden the land, and the land does not serve any adjoining land for any purpose inconsistent with the use of the land,

          (v) Seller has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold estate,

          (vi) there are no pending or threatened condemnations proceedings, lawsuits or administrative actions relating to the Leased Property, or other matters that would have a Material Adverse Effect,

          (vii) all  facilities  relating  to the  Business  have  received  all approvals from governmental authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable laws, and,

          (viii) all facilities relating to the Business are supplied with utilities and other services necessary for the operation of such facilities, including gas, electric, water, telephone, sanitary sewer and storm sewer, all of such services are adequate for the operation of the business, and in accordance with applicable laws and regulations and are provided via public roads, or via permanent, irrevocable, appurtenants easements benefiting the leasehold estate,

          (ix). The lease contains an option wherein the Tenant is given the right to make a notarized purchasing offer to the Landlord to buy the real estate described in ss. 1; of the Lease Agreement, this offer must be minimum EUR 4.7 million plus VAT if applicable, under the condition that any rights and responsibilities are transferred effective February 1, 2005. For this case, Deutsche Bank AG Cologne as encumbrance creditor and the Landlord already have stated their consent. It is warranted by the Seller and Filco GmbH that they will not jointly, severally or by any means or through any other entities or individuals, whatsoever, attempt to purchase, during the period of the lease or in the future, the leased real estate without written consent of the Purchaser.


(i). Litigation; Judgments. Except as described on Schedule 6.01(i), there are no material Actions, pending or threatened against FiLCO GmbH or affecting FiLCO GmbH's rights with respect to the Business or the Assets, or against the Business or the Assets generally, at law or in equity, or before any governmental authority, nor are the Seller and Management aware of any investigation with respect to any of the foregoing or any facts which are reasonably likely to result in any such action, investigation, suit or proceedings affecting FiLCO GmbH, the Assets or the Business, which items could reasonably be expected to have a Material Adverse Effect except as provided in
Schedule 6.01(l). In addition, except as described on Schedule 6.01(i), there are no material judgments, orders, awards or decrees currently in effect against FiLCO GmbH with respect to the ownership, marketing, development or operation of any part of the Assets or the Business.

(j). Commitments. Except as set forth in Schedule 6.01(j), FiLCO GmbH has not entered into nor are the Assets or Business bound by, whether or not in writing, any (i) partnership or joint venture agreement, (ii) deed of trust, mortgage or other security agreement, (iii) guaranty or surityship, indemnification or contribution agreement or performance bond, (iv) employment, consulting, compensation, termination, or severance agreement or arrangement, including the election or retention of any officer or director, (v) labor or collective bargaining agreement, (vi) debt instrument, loan agreement or other obligation relating to indebtedness for borrowed money or money lent to another, (vii) agreement with dealers or sales or commission agents, public relations or advertising agencies, accountants or attorneys, (viii) lease of real or personal property, whether as a lessor, lessee, sub-lessor or sub-lessee, (ix) agreement relating to any material matter or transaction in which an interest is held by a person or entity which is an affiliate of FiLCO GmbH, (x) agreement for the acquisition of services, supplies, equipment or other personal property entered into other than in the ordinary course of business and not involving more than $5,000 in the aggregate, (xi) powers of attorney, (xii) contracts containing non-competition agreements or covenants, (xiii) any other contract or agreement that either involves the unperformed commitment in excess of $5,000 or that terminates more than one year from the date hereof, or (xiv) any other agreement of commitment that is material to the business or financial condition of FiLCO GmbH (all of the foregoing are hereinafter collectively referred to as, the "Commitments"). Except and noted in Schedule 6.01(j).

(k). Employee Matters.

          (i) Schedule 6.01(k) is a true, correct and complete list of all employees, consultants, agents or other compensated persons of FiLCO GmbH as of the date of hereof (and updated at Closing if different), together with their positions, annual salaries, and other compensation, including accruals for vacation through such date(s). Except as set forth on Schedule 6.01(k), FiLCO GmbH has not granted or become obligated to grant any increases in the wages or salary of, or paid or become obligated to pay any bonus or made or become obligated to make any similar payment or grant any benefit to or on behalf of, any officer, employee, consultant or agent. Except as set forth on
          Schedule 6.01(k), FiLCO GmbH has no direct or indirect, express or implied, obligation to pay severance or termination pay to any officer, employee or other party or to pay any amounts to any consultant, agent or similar person or entity. Seller and Management have no knowledge that any current employee would not continue with his/her employment relationship with FiLCO GmbH notwithstanding the change of control contemplated by this Agreement, Except as noted in
          (i) Schedule 6.01(k).

          (ii) Except as noted in (i) Schedule 6.01(k), no trade union, council of trade unions, employee bargaining agency, employee association or affiliated bargaining agent or similar Person:

               (A) holds bargaining rights with respect to the Assets or Business by way of certification, interim certification, voluntary recognition, designation or successor rights; except as noted in (i) Schedule 6.01(k).

               (B) has applied to be certified as the bargaining agent of any of the employees of FiLCO GmH; Excepting as set forth on Schedule 6.01(k).

          (iii) FiLCO GmbH has complied with all laws relating to employment in the governing jurisdiction where FiLCO GmbH has employees, and provincial and federal human rights legislation in connection with the Business except for non-compliances which would not, in the aggregate, cause a Material Adverse Effect. There are no unfair labor practice charges, complaints or proceedings pending, threatened or involving Seller. Excepting as set forth on Schedule 6.01(k).

          (iv) All levies, assessments and penalties under relevant workers' compensation legislation in respect of the employees have been paid or, are reflected and accrued.

          (v) All vacation pay and accrued bonuses for the employees of FiLCO GmbH is properly reflected and accrued.

          (vi) Seller and Management have delivered or made available to the Purchaser, true, complete and up-to-date copies of all of FiLCO GmbH's benefit plans and related employee booklets and compensation policies and all amendments thereto together with the most recent actuarial reports.

          (vii) No registered pension benefits are payable to any employee of the Business(s).

          (viii) With regard to the issues stated in the LOI dated December 30, 2003, stating that FiLCO GmbH will have secured a revision of the current agreement to hire 210 people reduced to a level that is suitable to good business practices and agreeable to Airtrax; and a resolution of current employee cases:

               a. The Seller and FiLCO GmbH state that FiLCO GmbH may be required to pay approximately 243K Euro regarding the issue of 32 People older than 59 years by Feb. 29, 2004
               b. the total exposure to FiLCO GmbH for 148 cases scheduled for court hearings in March 2004 is 750K Euro.
               c. there are no other substantial (over 5k Euro) open issues regarding union contracts or employee issues.
               d. It is believed these issues can be further compromised, but that is not certain.

(l). Taxes.

(i) Filing of Tax Returns. All material Tax Returns required to be filed by FiLCO GmbH which relates to the Business, on or prior to the date hereof, have been properly completed and filed on a timely basis and in correct form or appropriate extensions have been timely requested or granted, and all such returns are true and correct in all material respects as filed.

(ii) Payment of Taxes. All Taxes and governmental charges of any kind or character levied or assessed against the property, asset, income, receipts, payrolls, employee benefits, transactions, capital, net worth or franchises of the Sellers have been paid, other than taxes or charges the payment of which is not yet due, or if due, is not yet delinquent, except as set forth on Schedule 6.01(l)

(m). Insurance. Schedule 6.01(m) is a true, correct, and complete summary description of all insurance policies maintained by FiLCO GmbH, and Seller and Management have delivered to Purchaser complete and correct copies of all of such policies, together with all amendments and riders thereto. All of such polices are in full force and effect, and FiLCO GmbH has complied with all of such policies. All of the insurable properties of FiLCO GmbH are insured for their respective benefit under valid and enforceable polices, issued by issuers of recognized responsibility in amount and against such risks and losses. All insurance policies insuring liabilities of FiLCO GmbH (including products liability claims) are written to insure on a "claims made" basis.

(n). Non Arms-Length Transactions. No officer, director, employee, or consultant of FiLCO GmbH or any relative by blood or marriage, affiliates, or associates of any of the foregoing, are currently a party to any transaction, whether oral or in writing, with Company other than for services as an employee, officer or director and the terms of which are set forth on an Schedule 6.01(f).

(o). Disclosure. This Agreement and Schedules hereto, and all other documents delivered by FiLCO GmbH management to the Airtrax or their attorneys in connection herewith or therewith or with the transactions contemplated hereby or thereby, when taken as a whole, do not contain any untrue statement of a material fact nor, do they omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

Management and Filipov are personally released from any future liabilities with regard to the purchase of FiLCO GmbH by Airtrax, Inc. providing they have provided all information requested without any screening or purposely withholding any information. Management and Filipov warrant that all agreements requested are attached to this document.

(p). Trademarks and Copyrights. FiLCO GmbH owns all patents, designs, logos, insignia, trademarks, service marks and copyrights as purchased from the administrator and set forth in the purchase documents necessary to conduct the Business as presently operated, or possesses licenses or other rights, if any, without conflict with the rights of any other party. Schedule v is a true, correct and complete description of the following ("Proprietary Rights"), if such list exists.


                                   ARTICLE VII
                             CLOSING OF TRANSACTION

7.01. Closing of Transaction. Subject to the fulfillment of the conditions precedent described Article VIII, the closing of the transactions contemplated by this Agreement ("Closing") will occur on such date as agreed to in writing by the parties ("Closing Date"), at a mutually agreeable location.

7.02.  Closing Deliveries and Closing Agreements.
At  Closing,  (i) At  Closing,  Airtrax  will  deliver to Filipov the sum of (i)
12,750 Euro (Twelve Thousand Seven Hundred and Fifty Euros) for 75.1% of the FiLCO GmbH shares and the balance remaining after deducting the 12,750 Euros from the $1.5 million (minus brokerage commissions due to First Montauk Security Corp.) will be disbursed to FiLCO GmbH as a shareholder loan - 5 working days after the signing of this document. Said funds will be allocated and recorded at a later date as capital of FiLCO GmbH. Filipov will also leave in FiLCO GmbH as a shareholder loan the equivalent amount, to be converted to capital in FiLCO GmbH as well as the loan from Airtrax. (ii) Seller will deliver to Purchaser a Notarized contract representing the transfer of 75.1% ownership of FiLCO GmbH, FiLCO GmbH will deliver proper shareholder loan agreement for $1.5 million - (less commissions due to First Montauk Securities and the 12,750 Euros paid to Filipov).

                                  ARTICLE VIII
                              CONDITIONS PRECEDENT

8.01 Conditions to Obligations of Airtrax. The obligations of Airtrax to perform this Agreement are subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by Airtrax at the Closing.

     (a) REPRESENTATIONS AND WARRANTIES OF THE SELLER AND FILCO MANAGEMENT. The representations and warranties of the Seller and FiLCO Management set forth in Sections 6.01 hereof shall be true and correct as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date, which representations and warranties shall be true and correct as of such date in the same manner as specified above), except for failures to be true and correct that individually or in the aggregate would not reasonably be likely to have a Material Adverse Effect.

     (b) PERFORMANCE OF OBLIGATIONS OF THE SELLER AND FILCO MANAGEMENT. The Seller and FiLCO Management shall have performed in all material respects the obligations required to be performed by each of them under this Agreement prior to or as of the Closing Date, and Airtrax shall have received a certificate signed by the Seller to that effect.

     (c) DELIVERY OF CERTIFICATES. The Seller's Shares shall have been delivered to Airtrax. In addition, the Seller shall have made all other closing deliveries as set forth in Section 7.02 of this Agreement.

     (d) EMPLOYEE CONFIDENTIALITY AGREEMENTS. The Seller shall have delivered to Airtrax executed Employee Confidentiality Agreements from the Seller and each of the employees of FiLCO GmbH, effective as of the Closing Date, providing for, among other things, non-disclosure of confidential information and restrictions upon such person from competing with Airtrax and as provided therein.

     (e) OPINION OF THE FILCO GMBH'S AND THE SELLER'S COUNSEL. A favorable opinion dated the Closing Date shall have been delivered by counsel to the Seller and FiLCO GmbH, in favor of Airtrax, in a form satisfactory to Airtrax.

     (f) CONSENTS AND APPROVALS. Duly executed copies of all consents and approvals contemplated by this Agreement or the Schedules, in form and substance satisfactory to Airtrax, shall have been delivered by the Seller.

     (g) GOVERNMENT CONSENTS, AUTHORIZATIONS, ETC. Copies of all consents, authorizations, orders or approvals of, and filings or registrations with, any governmental authority which are required for or in connection with the execution and delivery by the Seller and FiLCO GmbH of this Agreement and the related agreements and the consummation by the Seller and FiLCO GmbH of the transactions contemplated hereby, shall have been delivered by the Seller.

     [h) AUDITED FINANCIAL STATEMENTS OF FILCO GMBH. The obligations of Airtrax to perform this Agreement are subject to the completion and preparation of the audited financial statements of FiLCO GmbH.

     [i] PROCUREMENT OF ADEQUATE FINANCING BY AIRTRAX FOR FILCO GMBH. Airtrax shall have procured adequate financing for the working capital needs of FiLCO GmbH.

8.02 Conditions to Obligations of the Seller and FiLCO GmbH. The obligations of the Seller and FiLCO GmbH to perform this Agreement are subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by the Seller and FiLCO GmbH at the Closing.

     (a) REPRESENTATIONS AND WARRANTIES OF AIRTRAX. The representations and warranties of Airtrax set forth in Sections 5.01 hereof shall be true and correct as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date, which representations and warranties shall be true and correct as of such date in the same manner as specified above), except for failures to be true and correct that individually or in the aggregate would not reasonably be likely to have a Material Adverse Effect.

     (b) PERFORMANCE OF OBLIGATIONS OF AIRTRAX. Airtrax shall have performed in all material respects the obligations required to be performed by it under this Agreement prior to or as of the Closing Date.

     (c) PURCHASE  PRICE.  The  delivery of the  purchase  price as set forth in
Section 7.02 of this Agreement shall have been made by Airtrax to the Seller.

     (d) CONSENTS AND APPROVALS. Duly executed copies of all consents and approvals contemplated by this Agreement or the Schedules, in form and substance satisfactory to the Seller, shall have been delivered by Airtrax.

     (e) GOVERNMENT CONSENTS, AUTHORIZATIONS, ETC. Copies of all consents, authorizations, orders or approvals of, and filings or registrations with, any governmental authority which are required for or in connection with the execution and delivery by Airtrax of this Agreement and the related agreements and the consummation by Airtrax of the transactions contemplated hereby, shall have been delivered by Airtrax.

                                   ARTICLE IX
                                     NOTICES

Any notices or other communications required or permitted hereunder shall be given in writing and shall be delivered personally, sent by certified or registered mail, return receipt requested and postage prepaid, or sent by nationally recognized overnight delivery service to the address set forth below:

Purchaser:                          Airtrax, Inc.
                                    Attn: Peter Amico, President
                                    200 Freeway Drive, Unit One
                                    Blackwood, New Jersey 08012

                                    With copy to:
                                    Richard Friedman, Esq.
                                    Sichenzia Ross Friedman Ference LLP
                                    1065 Avenue of the Americas, 21st Floor
                                    New York, New York 10021

Seller:                             FiLCO GmbH.
                                    19-23 Rheinstrasse
                                    45478 Mulheim
                                    a/d/ Ruhr, Germany

                                    With copy to:

                                    Fil Filipov
                                    5001 North King Highway, Suite 206
                                    Myrtle Beach, South Carolina
                                    29577 USA

                                    Seller:

or at such other address as shall be furnished in writing by such party, and any such notice or communications shall be effective and be deemed to have been given only upon its delivery in accordance with this Section. Notice shall be deemed given, received, and effective on: (i) if given by courier service, the date of actual receipt by the receiving party, or if delivery is refused on the date delivery was first attempted; or (ii) if given by certified mail, the earlier of; the date received, or the third day after being posted with the United States Postal Service. Any person entitled to notice or a copy of notice may change any address to which notice or a copy of notice is to be given to it by giving notice of such change of address as provided in this Section. The inability to deliver notice because of changed address for which no notice was given shall be deemed to be receipt of the notice as of the date such attempt was first made.

                                    ARTICLE X
               ENTIRE AGREEMENT, MODIFICATION, WAIVER AND HEADINGS

10.01. Entire Agreement; Modification. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter herein and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions among the parties, written or otherwise. No supplement, modification or waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

10.02. Incorporation by Reference. All exhibits, schedules, and documents referred to in this Agreement and recitals stated herein are incorporated in this Agreement for all purposes.

10.03. Multiple Counterpart Execution; Governing Law. This Agreement may be executed in multiple counterparts, which each counterpart constituting a binding agreement between the signatory parties, and with all such counterparts constituting an integrated document. This Agreement shall be construed and governed by the laws of the New Jersey, with jurisdiction resting in the state or federal courts located in the State of New Jersey in the USA.

10.04. Binding Effect. The terms and provisions herein shall be binding on and inure to the benefit or the parties hereto, and their respective transferees, successors and assigns.

10.05. Severability. If any provision of this Agreement is invalid, illegal or enforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

10.06. Expenses Of Transaction. Each party hereby acknowledges and agrees that such party shall bear and be responsible for their respective professional fees (including attorney fees) and other costs incurred in connection with the preparation, execution and delivery of the Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be effective all as of the date set forth below.

PURCHASER

Airtrax, Inc.

/s/ Peter Amico
---------------
Peter Amico
President

SELLER
/s/ Fil Filipov
---------------
Fil Filipov

/s/ Werner Faenger
------------------
Werner Faenger, General Manager, FiLCO GmbH


/s/ Stephan Schmitz
-------------------
Stephan Schmitz , General Manager, FiLCO GmbH